Exhibit 2.1

THIS REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of [●], 2023, is made by and among:

(i)          Cool Company Ltd., a Bermuda exempted company (the “Company”).

(ii)          Golar LNG Limited (“Golar”); and

(iii)          EPS Ventures Ltd (“EPSV” and, together with Golar and its respective Permitted Transferees, the “Holders”), and each of Golar and EPSV being a Holder.

RECITALS

WHEREAS, the Company is an owner, operator and manager of liquefied natural gas carriers that is intending to register its outstanding ordinary shares (the “Common Shares”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to the filing of a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) and list them for trading on the New York Stock Exchange (“NYSE”) under the symbol “CLCO” (the “Listing”);

WHEREAS, unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed in Article II;

WHEREAS, the Company and the Holders intend that the registration rights set forth in this Agreement be applicable to all outstanding Common Shares which are or may be owned by Golar and EPSV and by any of their Affiliates at any time during the term of this Agreement, and to all of the Common Shares that may be issued or granted at any time in the future on account or by virtue of such Common Shares, as set out in the definition of Registrable Securities below;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EFFECTIVENESS

   1.1   Effectiveness.  This Agreement shall become effective upon the date of the Listing.

ARTICLE II

DEFINITIONS

   2.1  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board of Directors after the advice of counsel:  (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading when the Company has a bona fide business purpose for preserving such information as confidential; (ii) would reasonably be expected to adversely affect or interfere with any material financing or other material transaction under consideration by the Company; and (iii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement when the Company has a bona fide business purpose for preserving such information as confidential.

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the preamble.

“Beneficial Owner” means, with respect to any security, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security.  The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York; Oslo, Norway; London, United Kingdom; or Hamilton, Bermuda are authorized or required to close.

“Common Shares” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Demand Notice” shall have the meaning set forth in Section 3.1(c).

“Demand Registration” shall have the meaning set forth in Section 3.1(a)(i).

“Demand Registration Request” shall have the meaning set forth in Section 3.1(a)(i).

“Exchange Act” shall have the meaning set forth in the recitals.

“FINRA” means the Financial Industry Regulatory Authority.

“Holders” shall have the meaning set forth in the preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Loss” shall have the meaning set forth in Section 3.9(a).

“Permitted Transferee” means with respect to any holder of Registrable Securities, (i) any Affiliate or successor entity of such holder or (ii) any Person established for the benefit of, and Beneficially Owned solely by, the holder or the direct or indirect owner(s) of the holder.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Piggyback Notice” shall have the meaning set forth in Section 3.3(a).

“Piggyback Registration” shall have the meaning set forth in Section 3.3(a).

“Pledge Holder” shall have the meaning set forth in Section 4.4.

“Potential Takedown Participant” shall have the meaning set forth in Section 3.2(b).

“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold, a number of such shares equal to the aggregate number of Registrable Securities requested to be registered (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities then held by such Holder, and the denominator of which is the aggregate number of Registrable Securities then held by all Holders requesting that their Registrable Securities be registered or sold.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form F-4 or Form S-8 or any successor form).

“Registrable Securities” means (i) any Common Shares owned by a Holder during the term of this Agreement, and (ii) any shares issued or issuable with respect to such Common Shares as a result of any stock split, stock dividend, rights offering, recapitalization, merger, exchange or similar event or otherwise.

“Registration” means registration under the Securities Act of the offer and sale of shares of Common Shares under a Registration Statement.  The terms “register,” “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form F-4 or Form S-8 or any successor forms thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners, advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Selling Stockholder Information” shall have the meaning set forth in Section 3.9(a).

“Shelf Registration” means any Registration pursuant to Rule 415 under the Securities Act.

“Shelf Registration Request” shall have the meaning set forth in Section 3.1(a)(ii).

“Shelf Registration Statement” means a Registration Statement filed with the SEC pursuant to Rule 415 under the Securities Act.

“Shelf Takedown Notice” shall have the meaning set forth in Section 3.2(b).

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.

“Suspension” shall have the meaning set forth in Section 3.1(f).

“Trading Day” means a day on which the principal U.S. securities exchange on which the Common Shares is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Common Shares is not listed or admitted to trading on such an exchange, Trading Day shall mean a Business Day.

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.  “Transferred” shall have a correlative meaning.

“Underwritten Offering” means an underwritten offering, including any bought deal or block sale to a financial institution conducted as an Underwritten Offering.

“Underwritten Shelf Takedown” means an Underwritten Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

   2.2  Other Interpretive Provisions.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)          The term “including” is not limiting and means “including without limitation.”

(d)          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

REGISTRATION RIGHTS

The Company shall perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to them.  Each Holder shall perform and comply with such of the following provisions as are applicable to such Holder.

   3.1  Demand Registration.

(a)          Request for Demand Registration.

(i)          Following the Listing, subject to Section 3.4, any Holder shall have the right, for itself or together with one or more other Holders, to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Holder (a “Demand Registration”).

(ii)          Each Demand Registration Request shall specify (x) the aggregate amount of Registrable Securities proposed to be registered, (y) the intended method or methods of disposition thereof and (z) whether the Demand Registration Request is for an Underwritten Offering or a Shelf Registration (a “Shelf Registration Request”).

(iii)          Upon receipt of a Demand Registration Request, the Company shall prepare and file with the SEC a Registration Statement registering the offering and sale of the number and type of Registrable Securities  on the terms and conditions specified in the Demand Registration Request in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Registration Request.

(iv)          If a Demand Registration Request is for a Shelf Registration, and the Company is eligible to file a Registration Statement on Form F-3, the Company shall promptly file with the SEC a Shelf Registration Statement on Form F-3 pursuant to Rule 415 under the Securities Act relating to the offer and sale of Registrable Securities by the initiating Holders from time to time in accordance with the methods of distribution elected by such Holders, subject to all applicable provisions of this Agreement.

(v)          If the Demand Registration Request is for a Shelf Registration and the Company is not eligible to file a Registration Statement on Form F-3, the Company shall promptly file with the SEC a Shelf Registration Statement on Form F-1 or any other form that the Company is then permitted to use pursuant to Rule 415 under the Securities Act (or such other Registration Statement as the Board of Directors may determine to be appropriate) relating to the offer and sale of Registrable Securities by the initiating Holders from time to time in accordance with the methods of distribution elected by such Holders.

(vi)          If on the date of the Shelf Registration Request the Company is a WKSI, then any Shelf Registration Statement may (if the Board of Directors determines it to be appropriate to do so) include an unspecified amount of Registrable Securities to be sold by unspecified Holders; if on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered.

(b)          Limitation on Registrations.  The Company shall not be obligated to take any action to effect any Demand Registration if:  (i) a Demand Registration or Piggyback Registration was declared effective or an Underwritten Offering was consummated by either the Company or the Holders within the preceding 90 days; (ii) the Company has filed another Registration Statement (other than on Form S-8 or Form F-4 or any successor thereto) that has not yet become effective; (iii) if such Demand Registration is with respect to less than all of the initiating Holder’s Registrable Securities, the value of the Registrable Securities proposed to be sold by the initiating Holders have an aggregate market value of at least $20 million, in the case of a Shelf Registration on Form F-3, or in the case of an Underwritten Offering, of at least $40 million; provided that, for the purposes of clauses (i) and (ii), any Registration Statement withdrawn pursuant to Section 3.1(d) shall not affect the Company’s obligation to effect any Demand Registration. Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect more than two (2) Demand Registrations in any twelve (12) month period; a registration will not count as a requested registration under this Section 3.1 until the Registration Statement relating to such registration has been declared effective by the SEC and unless the requesting Holder was able to register all the Registrable Securities requested by it to be included in such registration.

(c)          Demand Notice.  Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1(a) (but in no event more than 10 Business Days thereafter), the Company shall deliver a written notice of the Demand Registration Request to all other Holders, if any, offering each such Holder the opportunity to include in the Demand Registration that number of Registrable Securities as the Holder may request in writing (the “Demand Notice”).  Subject to Section 3.1(g), the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after the date that the Demand Notice was delivered.

(d)          Demand Withdrawal.  Each Holder that has requested the inclusion of Registrable Securities in a Registration (other than a Registration in connection with a Public Offering) pursuant to Sections 3.1(a) or (c) may withdraw all or any portion of its Registrable Securities from that registration at any time prior to the effectiveness of the applicable Registration Statement by delivering written notice to the Company.  Upon receipt of a notice or notices withdrawing (i) all of the Registrable Securities included in that Registration Statement by the initiating Holder or (ii) a number of such Registrable Securities so as to cause the expected net proceeds to fall below the applicable threshold set forth in Section 3.1(b), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement.

(e)          Effectiveness.

(i)          The Company shall use reasonable best efforts to cause any Registration Statement filed by it pursuant to this Agreement to become effective as promptly as practicable, subject to all applicable provisions of this Agreement.

(ii)          The Company shall use commercially reasonable efforts to keep any Shelf Registration Statement filed on Form F-3 continuously effective under the Securities Act to permit the Prospectus forming a part of it to be usable by Holders until the earlier of:  (A) the date as of which all Registrable Securities have been sold pursuant to that Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); (B) the date as of which no Holder whose Registrable Securities are registered on such Form F-3 holds Registrable Securities; (C) any date reasonably determined by the Board of Directors to be appropriate, excluding any date that is fewer than two years after the effectiveness of the Registration Statement; and (D) the third anniversary of the effectiveness of the Registration Statement.

(iii)          If the Registration Statement filed is a Shelf Registration Statement on any form other than Form F-3 and such Registration Statement was not filed in connection with an Underwritten Offering, the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until such time as the Company is eligible to file a Shelf Registration Statement on Form F-3 covering the Registrable Securities thereon or such shorter period during which all Registrable Securities included in the Registration Statement have actually been sold.

(iv)          If the Registration Statement filed is a Shelf Registration Statement on any form other than Form F-3 and such Registration Statement was filed in connection with an Underwritten Offering, the Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, for a period of at least 180 days after the effective date thereof or such other period as the underwriters for any Underwritten Offering may determine to be appropriate, or such shorter period during which all Registrable Securities included in the Registration Statement have actually been sold; provided that such period shall be extended for a period of time equal to the period the Holders of Registrable Securities may be required to refrain from selling any securities included in the Registration Statement at either the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(f)          Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Suspension”); provided, however, that the Company shall use its commercially reasonable efforts to avoid exercising a Suspension (i) for a period exceeding 60 days on any one occasion or (ii) for an aggregate of more than 120 days in any 12-month period.  The written notice of such Suspension shall provide a good faith estimate as to the anticipated duration of such Suspension.  In the case of a Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Holders in writing upon the termination of any Suspension.  The Company shall, if necessary, amend or supplement the Prospectus so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.  The Company shall, if necessary, supplement or amend the Registration Statement, if required by the registration form used by the Company for the Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Registration Statement. During any Suspension, the Company shall not engage in any transaction involving the offer, issuance, sale or purchase of Common Shares (whether for the benefit of the Company or a third Person), except transactions involving the issuance or purchase of Common Shares as contemplated (i) by Company employee benefit plans or employee or director arrangements and (ii) the Company’s entry into an agreement for any merger, acquisition or sale involving the proposed issuance of its Common Shares following the Suspension.

        (g)          Priority of Securities in Underwritten Offerings.  If the managing underwriter or underwriters of any proposed Underwritten Offering advise the Company in writing that, in its or their reasonable opinion, the number of securities requested to be included in the proposed offering exceeds the number that can be sold in that offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included shall be allocated, (x) first, one hundred percent (100%) to the initiating Holder, (y) second, and only if all securities referred to in clause (x) have been included, to each other Holder that has requested to participate in such Underwritten Offering an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) third, and only if all securities referred to in clause (x) and clause (y) have been included, any other securities eligible for inclusion.

(h)          Participation in Underwritten Offerings.  No Person may participate in any Underwritten Offering hereunder unless that Person agrees to sell the Registrable Securities it desires to have covered by the applicable Registration Statement on the basis provided in any underwriting arrangements in customary form and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements; provided that no Person shall be required to make representations and warranties other than those related to title and ownership of their shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and conformity with written information furnished to the Company or the managing underwriter by such Person.

(i)          Resale Rights.  In the event that a Holder that is a partnership, limited liability company, trust or similar entity requests to participate in a Registration pursuant to this Section 3.1 in connection with a distribution of Registrable Securities to its partners, members or beneficiaries, the Registration shall provide for resale by such partners, members or beneficiaries.

    3.2  Shelf Takedowns.

(a)          At any time the Company has an effective Shelf Registration Statement with respect to Registrable Securities, a Holder, by notice to the Company specifying the intended method or methods of disposition thereof, may make a written request (a “Shelf Takedown Request”) that the Company effect an Underwritten Shelf Takedown of all or a portion of such Holder’s Registrable Securities that are registered on such Shelf Registration Statement, and as soon as practicable thereafter, the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose, subject to all applicable provisions of this Agreement.

(b)          Promptly upon receipt of a Shelf Takedown Request (but in no event more than two Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”).  The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing.  The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered.  Any Potential Takedown Participant shall have the right to withdraw its request to participate in an Underwritten Shelf Takedown by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the execution of the underwriting agreement; provided, further, that any such withdrawing Holder shall have no rights under this Agreement to initiate an Underwritten Shelf Takedown for six (6) months following the date of such written notice to the Company of its withdrawal. For the avoidance of doubt, any other Holder that is participating in the same Underwritten Shelf Takedown that has not submitted such a request to withdraw may continue to participate in the takedown without effect to its rights under this Section 3.2.  Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2 shall be determined by the initiating Holders.

      3.3  Piggyback Registration.

(a)          Participation.  If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2, (ii) a Registration on Form F-4 or Form S-8 or any successor form to such forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan, employee stock purchase plan or other employee benefit plan arrangement, (iv) a Registration solely for the registration of securities issuable upon the conversion, exchange or exercise of any then-outstanding security of the Company or (v) a Registration relating to a dividend reinvestment plan), then as soon as practicable (but in no event less than 10 Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer the Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”).  Subject to Section 3.1(b), the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within five Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay Registration or the sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall also be permitted to delay registering or selling any Registrable Securities.  Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw prior to the pricing of such securities being registered in such Piggyback Registration.

(b)          Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be, (x) first, one hundred percent (100%) of the securities that the Company proposes to sell, (y) second, and only if all the securities referred to in clause (x) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Holders that have requested to participate in such Registration based on an amount equal to the lesser of (i) the number of such Registrable Securities requested to be sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (z) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)          No Effect on Other Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Section 3.1 or shall relieve the Company of its obligations under Section 3.1.

3.4  Limitations on Registrations and Underwritten Offerings. Notwithstanding the rights and obligations set forth in Section 3.1 and Section 3.2, in no event shall the Company be obligated to take any action to effect any Demand Registration or any Underwritten Shelf Take-Down within 90 days after the consummation of a previous Demand Registration or Underwritten Shelf Take-Down.

       3.5  Registration Procedures.

(a)          Requirements.  In connection with the Company’s obligations under Sections 3.1 and 3.3, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall use its commercially reasonable efforts to:

(i)          as promptly as practicable, prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which participating Holders, in such capacity, or the underwriters, if any, shall reasonably object;

(ii)          prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any participating Holder with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder) or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)          notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)          promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(v)          to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(vi)          prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(vii)          promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)          furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)          deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(x)          on or prior to the date on which the applicable Registration Statement becomes effective, use its commercially reasonable efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1, as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)          cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(xii)          cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)          make such representations and warranties to the Holders being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(xiv)          enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the participating Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(xv)          in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their counsel;

(xvi)          in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvii)          cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)          comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xix)          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;

(xx)          to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(xxi)          make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(xxii)          in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiii)          take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(xxiv)          take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(b)          Company Information Requests.  The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as may be legally required for the Registration of such Registrable Securities, and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.  Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)          Discontinuing Registration.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5(a)(iv), such Holder shall discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

       3.6  Underwritten Offerings.

(a)          Shelf and Demand Registrations.  If requested by the underwriters for any Underwritten Offering, pursuant to a Registration or sale under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the participating Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.9.  The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements.  Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

(b)          Piggyback Registrations.  If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3, and subject to the provisions of Section 3.3(b), use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale.  The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements.  Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

(c)          Selection of Underwriters.  In the case of an Underwritten Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Holders holding a majority of the Registrable Securities being sold; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.

       3.7  No Inconsistent Agreements.  Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.

       3.8  Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (vii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) all expenses related to the “road show” for any Underwritten Offering (including the reasonable out-of-pocket expenses of the Holders and underwriters, if so requested).  All such expenses are referred to herein as “Registration Expenses.”  The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

       3.9  Indemnification.

(a)          Indemnification by the Company.  The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9(a) in respect of any untrue statement or omission contained in any information relating to such selling Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information, “Selling Stockholder Information”).  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

(b)          Indemnification by the Selling Holders.  Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such selling Holder’s Selling Stockholder Information.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

(c)          Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (w) the indemnifying party has agreed in writing to pay such fees or expenses, (x) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (y) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (z) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If the indemnifying party assumes the defense, then no indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

      3.10  Rules 144 and 144A and Regulation S. To the extent it shall be required to do so under the Exchange Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

      3.11  Existing Registration Statements.  Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement.  To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

ARTICLE IV

MISCELLANEOUS

      4.1  Authority; Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.  The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

      4.2  Notices.  Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Company to:

Cool Company Ltd.
2nd Floor S.E. Pearman Building
9 Par-la-Ville Road
Hamilton HM 11 Bermuda
Attention:  John Boots
Phone: +44 20 7659 1111
E-mail:  john.boots@coolcoltd.com / legal@coolcoltd.com

with copies (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street, Canary Wharf
London, E14 5DS
United Kingdom
Attention:  James A. McDonald
E-mail: james.mcdonald@skadden.com
If to Golar or any of its Affiliates:

Golar LNG Limited
2nd Floor S.E. Pearman Building
9 Par-la-Ville Road
Hamilton HM 11 Bermuda
Attention: Eduardo Maranhäo
Phone: +44 20 7063 7900
E-mail: notices@golar.com
If to EPSV or any of its Affiliates:

EPS Ventures Ltd
C/o Eastern Pacific Shipping Pte Ltd
1 Temasek Avenue
#38-01 Millenia Tower
Singapore 039192
Attention: Cyril Ducau
Phone: +65 6433 5111
E-mail: cyril.ducau@epshipping.com.sg; legal@epshipping.com.sg

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile or e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two Business Days after being sent by overnight courier.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

   4.3  Termination and Effect of Termination.  This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities, except for the provisions of Sections 3.9 and 3.10, which shall survive any such termination.  No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination.  In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

   4.4  Permitted Transferees.  The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder.  Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 shall be effective unless the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee shall be bound by, and shall be a party to, this Agreement.  A Permitted Transferee to whom rights are transferred pursuant to this Section 4.4 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 4.4.  In the event a Holder transfers Registrable Securities included on a Registration Statement in connection with the foreclosure of a pledge of such Registrable Securities and, following the transfer, such Registrable Securities would not be eligible for sale pursuant to Rule 144 (or any successor provision) under the Securities Act without restriction pursuant to such rule on the volume of securities that may be sold in any single transaction, then (A) at the request of the new holder of such Registrable Securities (the “Pledge Holder”), the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such Pledge Holder to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (X) such Registration Statement includes only Registrable Securities held by the Pledge Holder, Affiliates of the Pledge Holder or transferees of the Pledge Holder or (Y) the Company has received a written consent therefor from every Person for whom Common Shares have been registered on (but not yet sold under) such Registration Statement, other than the Pledge Holder, Affiliates of the Pledge Holder or transferees of the Pledge Holder and (B) all of the rights and obligations of the Company and the Pledge Holder with respect to such Registrable Securities granted under Sections 3.1, 3.3, 3.5, 3.8, 3.9, 3.10 and 4.1 shall continue to be applicable with respect to such Registrable Securities until the earlier of (X) the time required for the Pledge Holder to sell all of the Registrable Securities held by the Pledge Holder or (Y) the end of the effectiveness period of the Registration Statement relating to such Registrable Securities.

   4.5  Remedies.  The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

   4.6  Amendments.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Holders of a majority of the Registrable Securities under this Agreement; provided, however, that any amendment, modification, extension or termination that disproportionately and adversely affects any Holder shall require the prior written consent of such Holder.  Each such amendment, modification, extension or termination shall be binding upon each party hereto.  In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

   4.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereunder.

   4.8  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.8 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

   4.9  Merger; Binding Effect, Etc.  This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns.  Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

   4.10  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

   4.11  Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

COOL COMPANY LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

GOLAR LNG LIMITED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EPS VENTURES LTD

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]